Exhibit 10.3

EXECUTION COPY

EMPLOYEE MATTERS AGREEMENT

by and between

DUKE ENERGY CORPORATION

AND

SPECTRA ENERGY CORP

Dated as of December 13, 2006

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Agreement”) is entered into as of December 13, 2006, by and between Duke Energy Corporation, a Delaware corporation (“Duke Energy”), and Spectra Energy Corp (f/k/a Gas SpinCo, Inc.), a Delaware corporation (“Spectra Energy”), each a “Party” and together, the “Parties”.

R E C I T A L S:

WHEREAS, Duke Energy, acting through its direct and indirect Subsidiaries, currently conducts a number of businesses, including (i) the Gas Business, and (ii) the Power Business;

WHEREAS, the Board of Directors of Duke Energy has determined that it is appropriate, desirable and in the best interests of Duke Energy and its stockholders to separate Duke Energy into two separate, independent and publicly traded companies, (i) one comprising the Gas Business, which shall be owned and conducted, directly or indirectly, by Spectra Energy, and (ii) one comprising the Power Business, which shall continue to be owned and conducted, directly or indirectly, by Duke Energy;

WHEREAS, to effect this separation the Parties entered into that certain Separation and Distribution Agreement dated as of even date hereof (as amended or otherwise modified from time to time, the “Separation Agreement”); and

WHEREAS, pursuant to the Separation Agreement, Duke Energy and Spectra Energy have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between and among them.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Separation Agreement and the following terms shall have the following meanings:

“Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Benefit Plan” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).

“COBRA” shall mean the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, together with all regulations and proposed regulations promulgated thereunder.

“Detrimental Conduct Provisions” shall mean any provisions that proscribe conduct of Duke Energy Employees, Spectra Energy Employees, Former Duke Energy Employees or Former Spectra Energy Employees in their capacity as such, whether set forth in outstanding Duke Energy long-term incentive awards issued under the Duke Energy Stock Plans or otherwise, in each case as in effect from time to time.

“DOL” shall mean the U.S. Department of Labor.

“Duke Energy” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Duke Energy 401(k) Plan” shall mean the Duke Energy Retirement Savings Plan.

“Duke Energy Actuary” shall mean an independent actuary selected by Duke Energy.

“Duke Energy Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the Duke Energy Group or any ERISA Affiliate thereof immediately following the Distribution Date.

“Duke Energy Employee” shall mean any individual who, immediately following the Distribution Date, remains employed by or will be employed by Duke Energy or any member of the Duke Energy Group, including active employees and employees on vacation and approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).

“Duke Energy Option” shall mean an option to purchase shares of Duke Energy Common Stock granted pursuant to one of the Duke Energy Stock Plans.

“Duke Energy Participant” shall mean any individual who, immediately following the Distribution Date, is a Duke Energy Employee, a Former Duke Energy Employee or a beneficiary, dependent or alternate payee of any of the foregoing.

“Duke Energy Performance Share” shall mean a unit granted by Duke Energy or one of its

Affiliates pursuant to one of the Duke Energy Stock Plans representing a general unsecured promise by Duke Energy or one of its Affiliates to deliver a share of Duke Energy Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a performance based vesting requirement.

“Duke Energy Phantom Stock Unit” shall mean a unit granted by Duke Energy or one of its Affiliates pursuant to one of the Duke Energy Stock Plans representing a general unsecured promise by Duke Energy or one of its Affiliates to deliver a share of Duke Energy Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a vesting requirement (other than performance based vesting requirements).

“Duke Energy Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.1(c) of this Agreement.

“Duke Energy Restricted Share” shall mean a share of Duke Energy Common Stock granted by Duke Energy or one of its Affiliates pursuant to one of the Duke Energy Stock Plans that is subject to forfeiture based on the extent of attainment of a vesting requirement.

“Duke Energy Retained Claim” shall have the meaning ascribed thereto in Section 8.4(a) of this Agreement.

“Duke Energy Retirement Plan” shall mean the Duke Energy Retirement Cash Balance Plan.

“Duke Energy RLR” means the retired lives reserve described in that certain Qualified Asset Account Agreement by and between Duke Power Company and Pilot Life Insurance Company and executed by Duke Power Company on December 8, 1986 and Pilot Life Insurance Company on December 12, 1986, as it may have been amended from time to time.

“Duke Energy Service Plans” shall mean, collectively, the Duke Energy Retirement Plan, the Duke Energy 401(k) Plan, the Duke Energy Severance Plans and welfare benefit plans maintained by a member of the Duke Energy Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the Duke Energy vacation, sick and retiree medical, dental and life programs.

“Duke Energy Severance Plans” shall mean, collectively, the plans listed on Schedule A attached hereto.

“Duke Energy SRP” shall mean, collectively, the plans listed on Schedule B attached hereto.

“Duke Energy Stock Plans” shall mean, collectively, the Duke Energy Corporation 2006 Long-Term Incentive Plan, the Duke Energy Corporation 1998 Long-Term Incentive Plan, the Duke Energy Stock Incentive Option, the 1989 Westcoast Energy Inc. Long-Term Incentive Share Option Plan, the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, the Cinergy Corp. Stock Option Plan, the Panhandle Eastern Corporation 1994 Long Term Incentive Plan and any

other stock option or stock incentive compensation plan or arrangement maintained before the Distribution Date for employees, officers, non-employee directors or other independent contractors of Duke Energy or its Affiliates, as amended (exclusive of the Spectra Energy Stock Plan and the 2006 Westcoast Energy, Inc. Long-Term Incentive Plan).

“Duke Energy Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean with respect to any Person, each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.

“Estimated Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(ii) of this Agreement.

“Final Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iv) of this Agreement.

“Final Transfer Date” shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.

“Financed Nonqualified Plans” shall mean the plans listed on Schedule C attached hereto.

“Former Duke Energy Employee” shall mean, as of the Distribution Date, any individual listed on Exhibit A attached hereto or otherwise described pursuant to the rules contained on Exhibit A attached hereto.

“Former Spectra Energy Employee” shall mean, as of the Distribution Date, any individual listed on Exhibit B attached hereto or otherwise described pursuant to the rules contained on Exhibit B attached hereto.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Initial Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iii) of this Agreement.

“IRS” shall mean the U.S. Internal Revenue Service.

“New York Courts” shall have the meaning ascribed thereto in Section 12.11 of this Agreement.

“Participating Company” shall mean Duke Energy or any Person (other than an individual) participating in a Duke Energy Benefit Plan.

“Parties” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Post-Distribution Duke Energy Option” shall have the meaning ascribed thereto in Section 7.1(a) of this Agreement.

“Post-Distribution Duke Energy Stock Price” shall mean the price of one share of Duke Energy Common Stock, as determined based on the methodology set out in Schedule I attached hereto.

“Post-Distribution Spectra Energy Stock Price” shall mean the price of one share of Spectra Energy Common Stock, as determined based on the methodology set out in Schedule I attached hereto.

“Pre-Distribution Duke Energy Option Price” shall have the meaning ascribed thereto in Section 7.1(b) of this Agreement.

“Rabbi Trust” shall, when immediately preceded by “Duke Energy,” mean, collectively, the trusts established in connection with the nonqualified deferred compensation plans maintained by the Duke Energy Group and the Spectra Energy Group immediately before the Distribution (including the trusts established in connection with the Duke Energy SRP and the Spectra Energy Retained SRP) and, when immediately preceded by “Spectra Energy,” means the trust or trusts to be established by Spectra Energy pursuant to Section 6.2(a) of this Agreement.

“Revised Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iv) hereof.

“Section 401(h) Amount” shall have the meaning ascribed thereto in Section 3.2(e) of this Agreement.

“Separation Agreement” shall have the meaning ascribed thereto in the recitals to this Agreement.

“Service Crediting Date” shall have the meaning ascribed thereto in Section 2.4(b)(i) of this Agreement.

“Spectra Energy” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Spectra Energy 401(k) Plan” shall have the meaning ascribed thereto in Section 4.1(a) of this Agreement.

“Spectra Energy Actuary” shall mean an independent actuary selected by Spectra Energy.

“Spectra Energy Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the Spectra Energy Group or any ERISA Affiliate thereof immediately following the Distribution Date, including the Spectra Energy Retirement Plan, the Spectra Energy 401(k) Plan, the Spectra Energy Reimbursement Account Plan, the Spectra Energy Nonqualified Plans, the Spectra Energy Severance Plans and the Spectra Energy Welfare Plans.

“Spectra Energy Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves) who, immediately following the Distribution Date, is employed by or will be employed by Spectra Energy or any member of the Spectra Energy Group.

“Spectra Energy Nonqualified Plans” shall have the meaning ascribed thereto in Section 6.1(b) of this Agreement.

“Spectra Energy Option” shall mean an option to purchase shares of Spectra Energy Common Stock as of the Distribution, which shall be issued pursuant to the Spectra Energy Stock Plan as part of the adjustment to Duke Energy Options in connection with the Distribution.

“Spectra Energy Participant” shall mean any individual who, immediately following the Distribution Date, is a Spectra Energy Employee, a Former Spectra Energy Employee, or a beneficiary, dependent or alternate payee of any of the foregoing.

“Spectra Energy Performance Share” shall mean a unit issued by Spectra Energy or one of its Affiliates representing a general unsecured promise by Spectra Energy or one of its Affiliates to deliver a share of Spectra Energy Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a performance based vesting requirement, which unit is issued pursuant to the Spectra Energy Stock Plan as part of the adjustment to Duke Energy Performance Shares in connection with the Distribution.

“Spectra Energy Phantom Stock Unit” shall mean a unit issued by Spectra Energy or one of its Affiliates representing a general unsecured promise by Spectra Energy or one of its Affiliates to deliver a share of Spectra Energy Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a vesting requirement, which unit is issued pursuant to the Spectra Energy Stock Plan as part of the adjustment to Duke Energy Phantom Stock Units in connection with the Distribution.

“Spectra Energy Ratio” shall have the meaning ascribed thereto in Section 7.1(b) of this Agreement.

“Spectra Energy Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.1(c) of this Agreement.

“Spectra Energy Restricted Share” shall mean a share of Spectra Energy Common Stock that is subject to forfeiture based on the extent of attainment of a vesting requirement, which share is issued pursuant to the Spectra Energy Stock Plan as part of the adjustment to Duke Energy Restricted Shares in connection with the Distribution.

“Spectra Energy Retirement Plan” shall have the meaning ascribed thereto in Section 3.1 of this Agreement.

“Spectra Energy Retirement Plan Participants” shall have the meaning ascribed thereto in Section 3.1 of this Agreement.

“Spectra Energy Service Plans” shall mean, collectively, the Spectra Energy Retirement Plan, the Spectra Energy 401(k) Plan, the Spectra Energy Severance Plans and welfare benefit plans maintained by a member of the Spectra Energy Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the Spectra Energy vacation, sick and retiree medical, dental and life programs.

“Spectra Energy Severance Plans” shall have the meaning ascribed thereto in Section 8.3(a) of this Agreement.

“Spectra Energy Stock Plan” shall have the meaning ascribed thereto in Section 2.5 of this Agreement.

“Spectra Energy Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.

“True-Up Amount” shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.

“U.S.” shall mean the United States of America.

“VEBA” shall, when immediately preceded by “Duke Energy,” mean, collectively, the Trust Agreement For Duke Energy Corporation Welfare Benefits Trust VEBA I and the Trust Agreement for Duke Energy Corporation Post-Retirement Medical Benefits Trust VEBA II, which are intended to be voluntary employees’ beneficiary associations under Section 501(c)(9) of the Code and, when immediately preceded by “Spectra Energy,” means the voluntary employees’ beneficiary association trust or trusts to be established by Spectra Energy pursuant to Section 5.2(a) of this Agreement.

1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

ARTICLE II

GENERAL PRINCIPLES

Section 2.1 Assumption and Retention of Liabilities; Related Assets.

(a) As of the Effective Time, except as otherwise expressly provided for in this Agreement, Duke Energy shall, or shall cause one or more members of the Duke Energy Group to, assume or retain and Duke Energy hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Duke Energy Benefit Plans, (ii) all Liabilities (excluding Liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Duke Energy Employees and Former Duke Energy Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of any member of the Duke Energy Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Duke Energy Group or whose employment or service is or was otherwise primarily associated with the Power Business), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Duke Energy Group or Spectra Energy Group, and (iii) any other Liabilities or obligations expressly assigned to Duke Energy or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Duke Energy Group as provided for in this Section 2.1(a) are intended to be Power Liabilities as such term is defined in the Separation Agreement.

(b) As of the Effective Time, except as otherwise expressly provided for in this Agreement, Spectra Energy shall, or shall cause one or more members of the Spectra Energy Group to, assume or retain, as applicable, and Spectra Energy hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Spectra Energy Benefit Plans, (ii) all Liabilities (excluding Liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Spectra Energy Employees and Former Spectra Energy Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of any member of the Spectra Energy Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Spectra Energy Group or whose employment or service is or was otherwise primarily associated with the Gas Business), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Duke Energy Group or Spectra Energy Group, and (iii) any other Liabilities or obligations expressly assigned to Spectra Energy or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Spectra Energy Group as provided for in this Section 2.1(b) are intended to be Gas Liabilities as such term is defined in the Separation Agreement.

(c) From time to time after the Distribution, Spectra Energy shall promptly reimburse Duke Energy, upon Duke Energy’s reasonable request and the presentation by Duke Energy of such substantiating documentation as Spectra Energy shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by Duke Energy or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of Spectra Energy or any of its Affiliates. Except as otherwise provided in Section 5.1(f)(ii) of this Agreement, any such request for reimbursement must be made by Duke Energy not later than the first anniversary of the Distribution.

(d) From time to time after the Distribution, Duke Energy shall promptly reimburse Spectra Energy, upon Spectra Energy’s reasonable request and the presentation by Spectra Energy of such substantiating documentation as Duke Energy shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by Spectra Energy or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of Duke Energy or its Affiliates. Any such request for reimbursement must be made by Spectra Energy not later than the first anniversary of the Distribution.

(e) All Liabilities under all Duke Energy Benefit Plans and Spectra Energy Benefit Plans and all Liabilities (excluding Liabilities incurred under a Benefit Plan except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Duke Energy Employees, Former Duke Energy Employees, Spectra Energy Employees and Former Spectra Energy Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of any member of the Duke Energy Group or Spectra Energy Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Duke Energy Group or Spectra Energy Group), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Duke Energy Group or Spectra Energy Group, that are not allocated pursuant to the terms of this Agreement shall be treated as Unallocated Liabilities under the Separation Agreement.

Section 2.2 Spectra Energy Participation in Duke Energy Benefit Plans. Except as otherwise expressly provided for in this Agreement or as otherwise expressly agreed to in writing between the Parties, (i) effective as of the Distribution Date, Spectra Energy and each member of the Spectra Energy Group shall cease to be a Participating Company in any Duke Energy Benefit Plan, and (ii) each Spectra Energy Participant and any other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker of any member of the Duke Energy Group or the Spectra Energy Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Duke Energy Group or the Spectra Energy Group), effective as of the

Distribution Date, shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any Duke Energy Benefit Plan, and Duke Energy and Spectra Energy shall take all necessary action to effectuate each such cessation.

Section 2.3 Comparable Compensation and Benefits. Except as otherwise agreed to by Duke Energy, Spectra Energy (acting directly or through its Affiliates) initially intends to provide Spectra Energy Employees with compensation opportunities (including salary, wages, commissions and bonus opportunities) and employee benefits that are generally comparable, in the aggregate, to the compensation opportunities and employee benefits to which such Spectra Energy Employees were entitled to immediately prior to the Distribution Date.

Section 2.4 Service Recognition.

(a) Pre-Distribution Service Credit. Spectra Energy shall give each Spectra Energy Participant full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any Spectra Energy Benefit Plan for such Spectra Energy Participant’s service with any member of the Duke Energy Group prior to the Distribution Date to the same extent such service was recognized by the applicable Duke Energy Benefit Plans immediately prior to the Distribution Date; provided, that, such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.

(b) Post-Distribution Reciprocal Service Crediting. Each of Duke Energy and Spectra Energy (acting directly or through their respective Affiliates) shall cause each of the Duke Energy Service Plans and the Spectra Energy Service Plans, respectively, to provide the following service crediting rules effective as of the Distribution Date:

(i) If a Duke Energy Employee who participates in any of the Duke Energy Service Plans becomes employed by a member of the Spectra Energy Group prior to the first anniversary of the Distribution Date (or such later date as mutually agreed to by the Parties) (the “Service Crediting Date”) and such Duke Energy Employee is continuously employed by the Duke Energy Group from the Distribution Date through the date such Duke Energy Employee commences active employment with a member of the Spectra Energy Group, then such Duke Energy Employee’s service with the Duke Energy Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate Spectra Energy Service Plans, in each case to the same extent as such Duke Energy Employee’s service with the Duke Energy Group was recognized under the corresponding Duke Energy Service Plans.

(ii) If a Duke Energy Employee who participates in any of the Duke Energy Service Plans becomes employed by a member of the Spectra Energy Group either (A) on or after the Service Crediting Date or (B) without having been continuously employed by the Duke Energy Group from the Distribution Date through the date such Duke Energy Employee commences active employment with a member of the Spectra Energy Group, then, except to the extent required by applicable Law, such individual’s service with the Duke Energy Group following the Distribution Date will not be recognized for any purpose under any Spectra Energy Service Plan.

(iii) If a Spectra Energy Employee who participates in any of the Spectra Energy Service Plans becomes employed by a member of the Duke Energy Group prior to the Service Crediting Date and such Spectra Energy Employee is continuously employed by the Spectra Energy Group from the Distribution Date through the date such Spectra Energy Employee commences active employment with a member of the Duke Energy Group, then such Spectra Energy Employee’s service with the Spectra Energy Group following the Distribution Date shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate Duke Energy Service Plans, in each case to the same extent as such Spectra Energy Employee’s service with the Spectra Energy Group was recognized under the corresponding Spectra Energy Service Plans.

(iv) If a Spectra Energy Employee who participates in any of the Spectra Energy Service Plans becomes employed by a member of the Duke Energy Group either (A) on or after the Service Crediting Date or (B) without having been continuously employed by the Spectra Energy Group from the Distribution Date through the date such Spectra Energy Employee commences active employment with a member of the Duke Energy Group, then the corresponding Duke Energy Service Plans will only take into consideration such individual’s service with the Duke Energy Group and the Spectra Energy Group, in each case, prior to the Distribution Date and, thus, except to the extent required by applicable Law, such Spectra Energy Employee’s service with the Spectra Energy Group following the Distribution Date will not be recognized for any purpose under any Duke Energy Service Plan.

(v) Nothing herein shall limit Duke Energy or Spectra Energy or their respective Affiliates from recognizing service in addition to the recognition of service required hereunder.

Section 2.5 Approval by Duke Energy As Sole Stockholder. Effective as of the Distribution Date, Spectra Energy shall have adopted the Spectra Energy 2007 Long-Term Incentive Plan (the “Spectra Energy Stock Plan”) which shall permit the issuance of long-term incentive awards that have material terms and conditions substantially similar to those long-term incentive awards issued under the relevant Duke Energy Stock Plans that are to be substituted with Spectra Energy long-term incentive awards in connection with the Distribution. The Spectra Energy Stock Plan and the annual incentive plan adopted by Spectra Energy in accordance with Section 8.1(c) of this Agreement shall be approved prior to the Distribution by Duke Energy as Spectra Energy’s sole shareholder.

Section 2.6 Transfer of Assets. Assets, if any, attributable to the Liabilities referenced in the preceding provisions of this Article II shall be allocated (if applicable) as provided in the remaining provisions of this Agreement.

ARTICLE III

U.S. QUALIFIED DEFINED BENEFIT PLAN

Section 3.1 Establishment of Spectra Energy Plan. Effective as of the Distribution Date, Spectra Energy shall, or shall have caused one or more members of the Spectra Energy Group to, establish a defined benefit pension plan and related trust to provide retirement benefits to Spectra Energy Participants who immediately prior to the Distribution Date were participants in, or entitled to present or future benefits (except as provided in Section 3.2(d) of this Agreement, whether or not vested) under, the Duke Energy Retirement Plan (such defined benefit pension plan, the “Spectra Energy Retirement Plan” and such Spectra Energy Participants, the “Spectra Energy Retirement Plan Participants”). Spectra Energy shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain and administer the Spectra Energy Retirement Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Spectra Energy (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Spectra Energy Retirement Plan.

Section 3.2 Spectra Energy Participants.

(a) Assumption of Duke Energy Retirement Plan Liabilities. Effective as of the Distribution Date, Spectra Energy (acting directly or through its Affiliates) hereby agrees to cause the Spectra Energy Retirement Plan to assume, fully perform, pay and discharge, all Liabilities under the Duke Energy Retirement Plan relating to all Spectra Energy Retirement Plan Participants as of the Distribution Date.

(b) Transfer of Duke Energy Retirement Plan Assets.

(i) The Parties intend that the portion of the Duke Energy Retirement Plan covering Spectra Energy Retirement Plan Participants shall be transferred to the Spectra Energy Retirement Plan in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1, and Section 208 of ERISA. Any surplus Assets under the Duke Energy Retirement Plan (i.e., any Assets held under the Duke Energy Retirement Plan that are in excess of the Assets required to be allocated to the Duke Energy Retirement Plan and the Spectra Energy Retirement Plan in accordance with the preceding sentence) shall be transferred to the Spectra Energy Retirement Plan in the same proportion as the other Assets of the Duke Energy Retirement Plan are transferred to the Spectra Energy Retirement Plan in accordance with the succeeding provisions of this subsection (b)). No later than thirty (30) days prior to the Distribution Date, Duke Energy and Spectra Energy (acting directly or through their respective Affiliates) shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Duke Energy Retirement Plan to the Spectra Energy Retirement Plan.

(ii) Prior to the Distribution Date (or such later time as mutually agreed by the Parties), Duke Energy shall cause the Duke Energy Actuary to determine the estimated value, as of the Distribution Date, of the Assets to be transferred to the Spectra Energy Retirement Plan in accordance with the assumptions and valuation methodology set forth on Schedule D attached hereto (the “Estimated Retirement Plan Transfer Amount”).

(iii) Not later than ten (10) Business Days following the Distribution Date (or such later time as mutually agreed by the Parties), Duke Energy and Spectra Energy (each acting directly or through their respective Affiliates) shall cooperate in good faith to cause an initial transfer of Assets from the Duke Energy Retirement Plan to the Spectra Energy Retirement Plan in an amount equal (as determined in the discretion of Duke Energy) to not less than eighty-five percent (85%) and not more than ninety-five percent (95%) of the Estimated Retirement Plan Transfer Amount (such amount, the “Initial Transfer Amount”). Duke Energy shall satisfy its obligation pursuant to this Section 3.2(b)(iii) by causing the Duke Energy Retirement Plan to transfer Assets, in kind, equal to the Initial Transfer Amount.

(iv) Within one hundred eighty (180) days (or such later time as mutually agreed by the Parties) following the Distribution Date, Duke Energy shall cause the Duke Energy Actuary to provide Spectra Energy with a revised calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Spectra Energy Retirement Plan determined in accordance with the assumptions and valuation methodology set forth on Schedule D attached hereto (the “Revised Retirement Plan Transfer Amount”). Spectra Energy may submit, at its sole cost and expense, the Revised Retirement Plan Transfer Amount to the Spectra Energy Actuary for verification; provided, that, such verification process and any calculation performed by the Spectra Energy Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule D attached hereto. In order to perform such verification, upon request from Spectra Energy, the Spectra Energy Actuary will receive the data and additional detailed methodology used to calculate the Initial Transfer Amount and the Final Retirement Plan Transfer Amount (if reasonably needed) from the Duke Energy Actuary. Spectra Energy will be responsible for the cost and expense of the Spectra Energy Actuary and Duke Energy will be responsible for the cost and expense for the Duke Energy Actuary for such data transfer. In the event the Spectra Energy Actuary so determines that the value, as of the Distribution Date, of the Assets to be transferred to the Spectra Energy Retirement Plan differs from the Revised Retirement Plan Transfer Amount, the Spectra Energy Actuary shall identify in writing to the Duke Energy Actuary all objections to the determination within sixty (60) days following provision of the revised value calculation to Spectra Energy pursuant to the first sentence of this paragraph (iv), and the Spectra Energy Actuary and Duke Energy Actuary shall use good faith efforts to reconcile any such difference. If the Spectra Energy Actuary and the Duke Energy Actuary fail to reconcile such difference, the Spectra Energy Actuary and the Duke Energy Actuary shall jointly designate a third, independent actuary whose calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Spectra Energy Retirement Plan shall be final and binding; provided, that, such calculation must be performed within sixty (60) days following designation of such third actuary and in accordance with the assumptions and valuation methodology set forth on Schedule D attached hereto; and provided, further, that such value shall be between the value determined by the Spectra Energy Actuary and the Revised Retirement Plan Transfer Amount or equal to either such value. Duke Energy and Spectra Energy shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value, as of the Distribution Date, of the Assets to be transferred to the Spectra Energy Retirement Plan as determined in accordance with this Section 3.2(b)(iv) shall be referred to herein as the “Final Retirement Plan Transfer Amount.”

(v) Within forty-five (45) days (or such later time as mutually agreed by the Parties) of the determination of the Final Retirement Plan Transfer Amount, Duke Energy shall cause the Duke Energy Retirement Plan to transfer to the Spectra Energy Retirement Plan (the date of such transfer, the “Final Transfer Date”) an amount (as determined by Duke Energy in its discretion, in kind, in cash, cash-like securities or other cash equivalents), equal to (A) the Final Retirement Plan Transfer Amount minus (B) the Initial Transfer Amount (such difference, as adjusted to reflect earnings or losses as described below, the “True-Up Amount”); provided, that, in the event the True-Up Amount is negative, Duke Energy shall not be required to cause any such additional transfer and instead Spectra Energy shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by Duke Energy in its discretion, assets in kind) from the Spectra Energy Retirement Plan to the Duke Energy Retirement Plan in amount equal to the True-Up Amount. The Parties acknowledge that the Duke Energy Retirement Plan’s transfer of the True-Up Amount to the Spectra Energy Retirement Plan shall be in full settlement and satisfaction of the obligations of Duke Energy to cause the transfer of, and the Duke Energy Retirement Plan to transfer, Assets to the Spectra Energy Retirement Plan pursuant to this Section 3.2(b)(v).

The True-Up Amount shall be paid from the Duke Energy Retirement Plan to the Spectra Energy Retirement Plan, as determined by Duke Energy in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the Duke Energy Retirement Plan for the period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last calendar day of the month ending immediately prior to the Final Transfer Date. Earnings or losses for the period from such last day of the month to the Final Transfer Date shall be based on the actual rate of return of the Duke Energy Retirement Plan during the last calendar month ending immediately prior to the Final Transfer Date determined as of the date that is as close as administratively practicable to the Final Transfer Date. In the event that Spectra Energy is obligated to cause the Spectra Energy Retirement Plan to reimburse the Duke Energy Retirement Plan pursuant to this Section 3.2(b)(v), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the True-Up Amount. The Parties acknowledge that the Spectra Energy Retirement Plan’s transfer of such reimbursement amount to the Duke Energy Retirement Plan shall be in full settlement and satisfaction of the obligations of Spectra Energy to cause the transfer of, and the Spectra Energy Retirement Plan to transfer, Assets to the Duke Energy Retirement Plan pursuant to this Section 3.2(b)(v).

(c) Continuation of Elections. As of the Distribution Date, Spectra Energy (acting directly or through its Affiliates) shall cause the Spectra Energy Retirement Plan to recognize and maintain all existing elections, including, but not limited to, beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to Spectra Energy Retirement Plan Participants under the Duke Energy Retirement Plan.

(d) Terminated Non-Vested Employees. Notwithstanding anything herein to the contrary, the Duke Energy Retirement Plan will retain all Liabilities (if any) earned under the Duke Energy Retirement Plan in respect of any individual who becomes employed by any member of the Spectra Energy Group following the Distribution Date and whose employment with the Duke Energy Group terminated on or before the Distribution Date with no vested benefit under the Duke Energy Retirement Plan.

(e) 401(h) Accounts. The calculations of the Estimated Retirement Plan Transfer Amount and the Final Retirement Plan Transfer Amount described above shall be determined without regard to the value of retiree health benefit Liabilities that are funded in whole or in part through the account maintained under the Duke Energy Retirement Plan pursuant to Section 401(h) of the Code. Within one hundred eighty (180) days (or such later time as mutually agreed by the Parties) following the Distribution Date, Duke Energy shall cause the present value of such amount (the “Section 401(h) Amount”) to be determined as of the Distribution Date by the Duke Energy Actuary using the actuarial assumptions set forth in Schedule E attached hereto (subject to the same dispute resolution procedures that apply in respect of the Final Retirement Plan Transfer Amount pursuant to Section 3.2 (b)(iv) above). On or before the Final Transfer Date (and subject to the same provisions regarding transfer of the True-Up Amount), Duke Energy shall cause the Duke Energy Retirement Plan to transfer to the Spectra Energy Retirement Plan a portion of the Assets in the account maintained in the Duke Energy Retirement Plan pursuant to Section 401(h) of the Code, which portion shall be determined as provided in Schedule E attached hereto.

Section 3.3 Certain Annuities. Effective as of the Distribution Date, Duke Energy shall assign to Spectra Energy, and Spectra Energy shall assume, all rights and obligations under the annuity contracts set forth on Schedule F attached hereto.

ARTICLE IV

U.S. QUALIFIED DEFINED CONTRIBUTION PLAN

Section 4.1 Duke Energy 401(k) Plan; Spectra Energy 401(k) Plan.

(a) Establishment of the Spectra Energy 401(k) Plan. Effective as of the Distribution Date, Spectra Energy shall, or shall have caused one of its Affiliates to, establish a defined contribution plan and trust for the benefit of Spectra Energy Participants (the “Spectra Energy 401(k) Plan”). Spectra Energy shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Spectra Energy 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. Spectra Energy (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Spectra Energy 401(k) Plan.

(b) Transfer of Duke Energy 401(k) Plan Assets. Not later than thirty (30) days following the Distribution Date (or such later time as mutually agreed by the Parties), Duke Energy shall cause the accounts (including any outstanding loan balances) in the Duke Energy 401(k) Plan attributable to Spectra Energy Participants and all of the Assets in the Duke Energy 401(k) Plan related thereto to be transferred in-kind to the Spectra Energy 401(k) Plan, and Spectra Energy shall cause the Spectra Energy 401(k) Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Duke Energy 401(k) Plan relating to the accounts of Spectra Energy Participants (to the extent the Assets related to those accounts are actually transferred from the Duke Energy 401(k) Plan to the Spectra Energy 401(k) Plan) as of the Distribution Date. The transfer of Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.

(c) Continuation of Elections. As of the Distribution Date, Spectra Energy (acting directly or through its Affiliates) shall cause the Spectra Energy 401(k) Plan to recognize and maintain all Duke Energy 401(k) Plan elections, including, but not limited to, deferral, investment, and payment form elections, ESOP dividend elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Spectra Energy Participants, to the extent such election or designation is available under the Spectra Energy 401(k) Plan.

(d) Employer Securities. To the extent not already required by applicable Law, Duke Energy and Spectra Energy each presently intend to preserve the right of Duke Energy Participants and Spectra Energy Participants, respectively, to receive distributions in kind from, respectively, the Duke Energy 401(k) Plan and the Spectra Energy 401(k) Plan, if, and to the extent, of investments under such plans in investment funds comprised of Duke Energy Common Stock or Spectra Energy Common Stock.

(e) Form 5310-A. No later than thirty (30) days prior to the Distribution Date, Duke Energy and Spectra Energy (each acting directly or through their respective Affiliates) shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Duke Energy 401(k) Plan to the Spectra Energy 401(k) Plan as discussed in this Article IV.

Section 4.2 Contributions as of the Distribution Date. All contributions payable to the Duke Energy 401(k) Plan with respect to employee deferrals and contributions, matching contributions and other contributions for Spectra Energy Participants through the Distribution Date, determined in accordance with the terms and provisions of the Duke Energy 401(k) Plan, ERISA and the Code, shall be paid by Duke Energy to the Duke Energy 401(k) Plan prior to the date of the Asset transfer described in Sections 4.1(b) of this Agreement.

ARTICLE V

U.S. HEALTH AND WELFARE PLANS

Section 5.1 Health And Welfare Plans Maintained By Duke Energy Prior To The Distribution Date.

(a) Establishment of the Spectra Energy Welfare Plans. Duke Energy or one or more of its Affiliates maintain each of the health and welfare plans set forth on Schedule G attached hereto (the “Duke Energy Welfare Plans”) for the benefit of eligible Duke Energy Participants and Spectra Energy Participants. Effective as of the Distribution Date, Spectra Energy shall, or shall cause a Spectra Energy Affiliate to, adopt, for the benefit of eligible Spectra Energy Participants, health and welfare plans, the terms of which are substantially comparable, in the aggregate, to the applicable terms of the Duke Energy Welfare Plans as in effect immediately prior to the Distribution Date (collectively, the “Spectra Energy Welfare Plans”).

(b) Terms of Participation in Spectra Energy Welfare Plans. Spectra Energy (acting directly or through its Affiliates) shall cause all Spectra Energy Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Spectra Energy Participants, other than limitations that were in effect with respect to Spectra Energy Participants as of the Distribution Date under the Duke Energy Welfare Plans, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Spectra Energy Participant following the Distribution Date to the extent such Spectra Energy Participant had satisfied any similar limitation under the analogous Duke Energy Welfare Plan. Spectra Energy intends to provide that Spectra Energy Participants shall initially be eligible for participation in and benefits under Spectra Energy retiree welfare plans on the same basis under which they were eligible for participation in and benefits under the Duke Energy retiree welfare plans immediately before the Distribution.

(c) Reimbursement Account Plan. Effective as of the Distribution Date, Spectra Energy (acting directly or through its Affiliates) shall have established a health and dependent care reimbursement account plan (the “Spectra Energy Reimbursement Account Plan”) with features that are comparable to those contained in the health and dependent care reimbursement account plan maintained by Duke Energy for the benefit of Spectra Energy Participants immediately prior to the Distribution Date (the “Duke Energy Reimbursement Account Plan”). Duke Energy shall retain the Liability for administering under the Duke Energy Reimbursement Account Plan all reimbursement claims of Duke Energy Participants and Spectra Energy Participants with respect to calendar year 2006, whether arising before, on, or after the Distribution Date. With respect to Spectra Energy Participants, Spectra Energy (acting directly or through its Affiliates) shall assume responsibility for administering under the Spectra Energy Reimbursement Account Plan all reimbursement claims of Spectra Energy Participants with respect to calendar year 2007, whether arising before, on, or after the Distribution Date. No more than 45 days following the Distribution Date (or such later time as mutually agreed by the Parties), Duke Energy shall cause to be transferred to Spectra Energy an amount in cash, cash-like securities or other cash equivalents equal to the sum of all contributions (if any) to the Duke Energy Reimbursement Account Plan made with respect to calendar year 2007 by or on behalf of any Spectra Energy Participant prior to the Distribution Date.

(d) Continuation of Elections. As of the Distribution Date, Spectra Energy (acting directly or through its Affiliates) shall cause the Spectra Energy Welfare Plans to recognize and maintain all elections and designations (including all coverage and contribution elections and beneficiary designations) made by Spectra Energy Participants under, or with respect to, the Duke Energy Welfare Plans and apply such elections and designations under the Spectra Energy Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding Spectra Energy Welfare Plan.

(e) COBRA and HIPAA. Effective as of the Distribution Date, Spectra Energy (acting directly or through its Affiliates) shall assume, or shall have caused the Spectra Energy Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Spectra Energy Participants who, as of the day prior to the

Distribution Date, were covered under a Duke Energy Welfare Plan pursuant to COBRA. Duke Energy (acting directly or through its Affiliates) shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the Duke Energy Welfare Plans with respect to Spectra Energy Participants. The Parties hereto agree that neither the Distribution nor any transfers of employment that occur as of the Distribution Date shall constitute a COBRA qualifying event for purposes of COBRA; provided, that, in all events, Spectra Energy (acting directly or through its Affiliates) shall assume, or shall have caused the Spectra Energy Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to those Duke Energy Employees whose employment is transferred directly from the Duke Energy Group to the Spectra Energy Group as of the Distribution Date to the extent such individual was, as of the day prior to such transfer of employment, covered under a Duke Energy Welfare Plan.

(f) Liabilities.

(i) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, Duke Energy shall cause the Duke Energy Welfare Plans to fully perform, pay and discharge all claims of Spectra Energy Participants that are incurred prior to the Distribution Date and Spectra Energy shall cause the Spectra Energy Welfare Plans to fully perform, pay and discharge all claims of Spectra Energy Participants that are incurred on or after the Distribution Date.

(ii) Self-Insured Benefits. With respect to employee welfare and fringe benefits that are provided on a self-insured basis, (A) Duke Energy (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Duke Energy Welfare Plans, all claims of Spectra Energy Participants who are Spectra Energy Employees that are incurred but not paid prior to the Distribution Date, and (B) Spectra Energy (acting directly or through its Affiliates) shall fully perform, pay and discharge, under the Spectra Energy Welfare Plans, from and after the Distribution Date, all claims of Spectra Energy Participants who are Spectra Energy Employees that are incurred on or after the Distribution Date. Duke Energy shall submit a monthly written invoice to Spectra Energy detailing Spectra Energy’s portion of retiree medical and dental claims incurred prior to the Distribution Date but paid by Blue Cross and Blue Shield of North Carolina and Fiserv Health (formerly Wausau Benefits, Inc.) after the Distribution Date, and Spectra Energy shall be liable for such portion and pay such invoices. Spectra Energy shall have the right, at its own expense, to audit, or to cause an inspection body selected by Spectra Energy and composed of members with appropriate professional qualifications to audit, such invoices in a commercially reasonable manner during normal Duke Energy business hours.

(iii) Incurred Claim Definition. For purposes of this Section 5.1(f), a claim or Liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (C) with respect to disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (D) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

(iv) Treatment of Other Liabilities, Recoveries and Adjustments. For purposes of applying the claim Liability provisions of clause (ii) above as it relates to retiree medical and dental claims: (A) recoveries made by the Duke Energy Welfare Plans or Duke Energy with respect to claims incurred prior to the Distribution Date, including subrogation/reimbursement recoveries, claim adjustment recoveries and demutualization proceeds, shall be taken into account as positive claim adjustments; and (B) other non-routine claim Liabilities paid by the Duke Energy Welfare Plans or Duke Energy with respect to claims incurred prior to the Distribution Date, including Medicare Secondary Payer Liability, shall be taken into account as claim Liabilities.

(v) Claim Experience. Notwithstanding the foregoing, the Parties (acting directly or through their Affiliates) shall take any action necessary to ensure that any claims experience under the Duke Energy Welfare Plans attributable to Spectra Energy Participants shall be allocated to the Spectra Energy Welfare Plans.

Section 5.2 Disposition of VEBA Assets.

(a) Establishment of Spectra Energy VEBA. Effective not later than the Distribution Date (or such later time as mutually agreed by the Parties), Spectra Energy shall adopt the Spectra Energy VEBA in a form that is substantially comparable to the Duke Energy VEBA as in effect immediately before the Distribution Date and shall cause the Spectra Energy VEBA to qualify under Section 501(c)(9) of the Code.

(b) Determination of VEBA Assets. As soon as reasonably practicable after the Distribution Date, Duke Energy shall cause the Duke Energy Actuary to determine for the Duke Energy VEBA the total benefit Liabilities as of the Distribution Date for all participants in plans covered by the Duke Energy VEBA using the actuarial assumptions set forth in Schedule E attached hereto.

(c) VEBA Asset Allocations and Transfers. The portion of the Duke Energy VEBA assets that shall be allocated to the Spectra Energy VEBA shall be determined as provided in Schedule E attached hereto. As soon as reasonably practicable after such determination, the amount of the Duke Energy VEBA assets allocated to the Spectra Energy VEBA in accordance with the preceding sentence shall be transferred (in cash or in-kind, as determined by Duke Energy in its discretion) to the Spectra Energy VEBA.

Section 5.3 Disposition of Retired Lives Reserve.

(a) Establishment of Spectra Energy RLR. Effective not later than the Distribution Date (or such later time as mutually agreed by the Parties), Spectra Energy shall establish an insurance policy in such form that permits it to accept a transfer of assets from the Duke Energy RLR.

(b) Determination of Duke Energy RLR Liabilities. As soon as reasonably practicable after the Distribution Date, Duke Energy shall cause the Duke Energy Actuary to determine for the Duke Energy RLR the total benefit Liabilities as of the Distribution Date that are subject to funding under the Duke Energy RLR using the actuarial assumptions set forth in Schedule E attached hereto.

(c) Transfer of Duke Energy RLR Assets. The portion of the Duke Energy RLR that shall be allocated to Spectra Energy shall be determined as provided in Schedule E attached hereto. As soon as reasonably practicable after such determination, Duke Energy shall cause the insurance company holding the Duke Energy RLR to transfer from the Duke Energy RLR to the insurance policy established pursuant to subsection (a) above, an amount in cash or in kind (as determined by Duke Energy in its discretion) equal to the portion of the Duke Energy RLR allocated to Spectra Energy in accordance with the preceding sentence.

Section 5.4 Time-Off Benefits. Spectra Energy shall credit each Spectra Energy Participant with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Spectra Energy Participant had with the Duke Energy Group as of the Distribution Date. Notwithstanding the above, Spectra Energy shall not be required to credit any Spectra Energy Participant with any accrual to the extent that a benefit attributable to such accrual is provided by the Duke Energy Group.

ARTICLE VI

NONQUALIFIED RETIREMENT PLANS

Section 6.1 Spectra Energy Supplemental Retirement Plan.

(a) Spectra Energy Retained Nonqualified Plans. Following the Distribution Date, Spectra Energy (acting directly or through its Affiliates) shall retain, and Duke Energy shall have no obligation whatsoever with regard to, all obligations and Liabilities under, or with respect to, the supplemental retirement plans that are listed on Schedule H attached hereto (collectively, the “Spectra Energy Retained SRP”).

(b) Establishment of Spectra Energy Nonqualified Plans. Effective as of the Distribution Date, Spectra Energy shall, or shall cause one of its Affiliates to, establish a non-qualified deferred compensation plan or plans to benefit Spectra Energy Participants or directors of Spectra Energy who have accrued, or were eligible to accrue, benefits under the Duke Energy SRP immediately prior to the Distribution Date, the terms of which are substantially comparable, in the aggregate, to the terms of the Duke Energy SRP as in effect immediately prior to the Distribution Date (the “Spectra Energy Nonqualified Plans”). Effective as of the Distribution Date, Spectra Energy hereby agrees to cause the Spectra Energy Nonqualified Plans to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the Duke Energy SRP with respect to all Spectra Energy Participants therein and Spectra Energy directors covered thereby. Spectra Energy (acting directly or through its Affiliates) shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the Spectra Energy Nonqualified Plans.

(c) Continuation of Elections. As of the Distribution Date, Spectra Energy (acting directly or through an Affiliate) shall cause the Spectra Energy Nonqualified Plans to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to Spectra Energy Participants and Spectra Energy directors under the Duke Energy SRP to the extent such elections or designations are available under the Spectra Energy Nonqualified Plans until a new election that by its terms supersedes such original election is made by the Spectra Energy Participant or Spectra Energy director in accordance with applicable Law and the terms and conditions of the Spectra Energy Nonqualified Plans.

Section 6.2 Transfer Of Assets Attributable To Duke Energy Nonqualified Plans.

(a) Establishment of Spectra Energy Rabbi Trust. Effective not later than the Distribution Date (or such later time as mutually agreed by the Parties), Spectra Energy shall adopt (or, to the extent applicable, assume in its entirety) the Spectra Energy Rabbi Trust in a form that is substantially comparable to the Duke Energy Rabbi Trust as in effect immediately before the Distribution Date.

(b) Determination of Rabbi Trust Liabilities. As soon as reasonably practicable after the Distribution Date, Duke Energy shall cause the Duke Energy Actuary to determine the total benefit Liabilities as of the Distribution Date under the Financed Nonqualified Plans using the actuarial assumptions set forth in Schedule E attached hereto.

(c) Transfer of Rabbi Trust Assets. The portion of the Duke Energy Rabbi Trust that shall be allocated to Spectra Energy shall be equal to, as of the Distribution Date and as determined under subsection (b) above, the proportion that the benefit Liabilities in respect of Spectra Energy Participants under the Financed Nonqualified Plans bears to the total benefit Liabilities of all of the Duke Energy Participants and Spectra Energy Participants under the Financed Nonqualified Plans. As soon as reasonably practicable after such determination, Duke Energy shall transfer, or shall cause the trustee of the Duke Energy Rabbi Trust to transfer from the Duke Energy Rabbi Trust, to the Spectra Energy Rabbi Trust an amount in cash or in kind (any such assets to be determined by Duke Energy in its discretion) equal to the portion of the Duke Energy Rabbi Trust allocated to Spectra Energy in accordance with the preceding sentence.

ARTICLE VII

LONG-TERM INCENTIVE AWARDS

Section 7.1 Treatment of Outstanding Duke Energy Options.

(a) Each Duke Energy Option that is outstanding immediately prior to the Distribution Date shall, as of the Distribution Date (or, in the case of Duke Energy Options held by individuals who are subject to income taxation in Canada, as of immediately before the Distribution Date), be converted into a Spectra Energy Option and an adjusted Duke Energy Option (each a “Post-Distribution Duke Energy Option”) in accordance with the succeeding paragraphs of this Section 7.1; provided, that, if after such conversion in respect of an individual who is subject to income taxation in Canada, the Board of Directors of Duke Energy shall determine that the Distribution shall not occur, each Spectra Energy Option and Post-Distribution Duke Energy Option held by such individual on account of such conversion shall thereupon collectively be converted back into a Duke Energy Option on the same terms and conditions as were applicable immediately before such conversion into a Spectra Energy Option and Post-Distribution Duke Energy Option.

(b) The number of shares subject to the Spectra Energy Option shall be equal to the number of shares of Spectra Energy Common Stock to which the option holder would be entitled in the Distribution had the shares subject to the Duke Energy Option represented outstanding shares of Duke Energy Common Stock as of the Record Date, the resulting number of shares subject to the Spectra Energy Option being rounded down to the nearest whole share. The per share exercise price of the Post-Distribution Duke Energy Option shall be equal to the product of (1) the per share exercise price of the Duke Energy Option immediately prior to the Distribution Date (the “Pre-Distribution Duke Energy Option Price”) multiplied by (2) a fraction, the numerator of which shall be the Post-Distribution Duke Energy Stock Price and the denominator of which shall be the sum of (i) the Post-Distribution Duke Energy Stock Price and (ii) the quotient determined by dividing the Post-Distribution Spectra Energy Stock Price by the Spectra Energy Ratio (as defined below), which product shall be rounded up to the nearest whole cent. The per share exercise price of the Spectra Energy Option shall be equal to the product of (1) the Pre-Distribution Duke Energy Option Price multiplied by (2) a fraction, the numerator of which shall be the Post-Distribution Spectra Energy Stock Price and the denominator of which shall be the sum of (i) the Post-Distribution Duke Energy Stock Price and (ii) the quotient determined by dividing the Post-Distribution Spectra Energy Stock Price by the Spectra Energy Ratio, which product shall be rounded up to the nearest whole cent. For purposes of this paragraph (b), “Spectra Energy Ratio” shall mean the amount determined by dividing (x) the number one (1) by (y) the number of shares of Spectra Energy Common Stock distributed in respect of each share of Duke Energy Common Stock in the Distribution. For the avoidance of doubt, the methodology described in the preceding provisions of this subsection (b) for determining the exercise price under the Post-Distribution Duke Energy Option and Spectra Energy Option shall likewise apply in determining the base price of any stock appreciation right issued in tandem with a Duke Energy Option that is outstanding immediately prior to the Distribution Date.

(c) Prior to the Distribution Date, Duke Energy shall amend the applicable Duke Energy Stock Plans as necessary, effective as of the Distribution Date, to provide that for purposes of the Post-Distribution Duke Energy Options (including in determining exercisability and the post-termination exercise period), a Spectra Energy Employee’s continued service with the Spectra Energy Group following the Distribution Date shall be deemed continued service with Duke Energy. Spectra Energy shall issue each Spectra Energy Option under the Spectra Energy Stock Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the Spectra Energy Options shall be substantially similar to the terms and conditions applicable to the corresponding Duke Energy Option, including the terms and conditions relating to vesting and the post-termination exercise period (as set forth in the applicable plan, award agreement or in the option holder’s then applicable employment agreement with Duke Energy or its Affiliates, which terms shall remain in effect even after the expiration or termination of such employment agreement) and including a provision to the effect that, for purposes of the Spectra Energy Options, continued service with the Duke Energy Group from and after the Distribution Date shall be deemed to constitute service with Spectra Energy.

(d) The Spectra Energy Options and the Post-Distribution Duke Energy Options shall remain subject to the terms and conditions of the underlying Duke Energy Option as in effect immediately prior to the Distribution Date, including any Detrimental Conduct Provisions and terms relating to post-termination exercise periods provided for in any option holder’s employment agreement.

(e) Upon the exercise of a Spectra Energy Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Spectra Energy in accordance with the terms of the Spectra Energy Option, and Spectra Energy shall be solely responsible for the issuance of Spectra Energy Common Stock, for ensuring the withholding of all applicable tax on behalf of the employing entity of such holder, and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the exercise of a Duke Energy Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of Duke Energy) in accordance with the terms of the Duke Energy Option, and Duke Energy shall be solely responsible for the issuance of Duke Energy Common Stock, for ensuring the withholding of all applicable tax on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder.

Section 7.2 Treatment of Outstanding Duke Energy Restricted Stock.

(a) Each holder as of the Record Date of Duke Energy Restricted Shares that remain outstanding immediately prior to the Distribution Date shall receive, upon the Distribution being made, such number of Spectra Energy Restricted Shares as equals the number of shares of Spectra Energy Common Stock to which all other holders of shares of Duke Energy Common Stock shall be entitled to receive upon the Distribution being made. The Duke Energy Restricted Shares outstanding following the Distribution having been made are hereinafter referred to as “adjusted Duke Energy Restricted Shares.” The Spectra Energy Restricted Shares and the adjusted Duke Energy Restricted Shares shall be subject to the succeeding paragraphs of this Section 7.2.

(b) All Spectra Energy Restricted Shares and adjusted Duke Energy Restricted Shares shall become vested upon the date the Duke Energy Restricted Shares would have otherwise vested in accordance with the existing vesting schedule.

(c) Prior to the Distribution Date, Duke Energy shall amend the applicable Duke Energy Stock Plans as necessary, effective as of the Distribution Date, to provide that for purposes of continued vesting of the adjusted Duke Energy Restricted Shares, a Spectra Energy Employee’s continued service with the Spectra Energy Group following the Distribution Date shall be deemed continued service with Duke Energy. The issuance of each Spectra Energy Restricted Share shall be subject to the terms of the Spectra Energy Stock Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the Spectra Energy Restricted Shares shall be substantially similar to the terms and conditions applicable to the corresponding Duke Energy Restricted Shares (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement with Duke Energy or its Affiliates, which terms shall remain in effect even after the expiration or termination of such employment agreement), including any Detrimental Conduct Provisions, and including a provision to the effect that, for purposes of the Spectra Energy Restricted Shares, continued service with the Duke Energy Group from and after the Distribution Date shall be deemed to constitute service with Spectra Energy.

(d) Upon the vesting of the Spectra Energy Restricted Shares, Spectra Energy shall be solely responsible for the settlement of all Spectra Energy Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the Duke Energy Restricted Shares, Duke Energy shall be solely responsible for the settlement of all Duke Energy Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder.

Section 7.3 Treatment of Outstanding Duke Energy Phantom Stock.

(a) Each Duke Energy Phantom Stock Unit that is outstanding immediately prior to the Distribution Date shall be converted, as of the Distribution Date, into a Spectra Energy Phantom Stock Unit and an adjusted Duke Energy Phantom Stock Unit (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.3.

(b) The number of Spectra Energy Phantom Stock Units shall be equal to the number of shares of Spectra Energy Common Stock to which the holder of Duke Energy Phantom Stock Units would be entitled in the Distribution had the Duke Energy Phantom Stock Units represented actual shares of Duke Energy Common Stock as of the Record Date, the resulting number of Spectra Energy Phantom Stock Units being rounded down to the nearest whole unit. All Spectra Energy Phantom Stock Units and adjusted Duke Energy Phantom Stock Units shall become vested upon the date the Duke Energy Phantom Stock Units would have otherwise vested in accordance with the existing vesting schedule.

(c) Prior to the Distribution Date, Duke Energy shall amend the applicable Duke Energy Stock Plans as necessary, effective as of the Distribution Date, to provide that for purposes of continued vesting of the adjusted Duke Energy Phantom Stock Units, a Spectra Energy Employee’s continued service with the Spectra Energy Group following the Distribution Date shall be deemed continued service with Duke Energy. Spectra Energy shall issue each Spectra Energy Phantom Stock Unit under the Spectra Energy Stock Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the Spectra Energy Phantom Stock Units shall be substantially similar to the terms and conditions applicable to the corresponding Duke Energy Phantom Stock Unit (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement with Duke Energy or its Affiliates, which terms shall remain in effect even after the expiration or termination of such employment agreement), including any Detrimental Conduct Provisions, and including a provision to the effect that, for purposes of the Spectra Energy Phantom Stock Units, continued service with the Duke Energy Group from and after the Distribution Date shall be deemed to constitute service with Spectra Energy.

(d) Upon the vesting of the Spectra Energy Phantom Stock Units, Spectra Energy shall be solely responsible for the settlement of all Spectra Energy Phantom Stock Units (including any attributable dividend equivalents), regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the Duke Energy Phantom Stock Units, Duke Energy shall be solely responsible for the settlement of all Duke Energy Phantom Stock Units (including any attributable dividend equivalents), regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Notwithstanding the foregoing provisions of this subsection (d), to the extent a Duke Energy Phantom Stock Unit or Spectra Energy Phantom Stock Unit is deferred under a deferral plan (including the Duke Energy SRP or Spectra Energy Nonqualified Plan), payment in respect of such Duke Energy Phantom Stock Unit or Spectra Energy Phantom Stock Unit shall be made pursuant to the terms of such deferral plan.

Section 7.4 Treatment of Outstanding Duke Energy Performance Shares.

(a) Each Duke Energy Performance Share that is outstanding immediately prior to the Distribution Date shall be converted, as of the Distribution Date, into a Spectra Energy Performance Share and an adjusted Duke Energy Performance Share (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.4.

(b) The number of Spectra Energy Performance Shares shall be equal to the number of shares of Spectra Energy Common Stock to which the holder of Duke Energy Performance Shares would be entitled in the Distribution had the Duke Energy Performance Shares represented actual shares of Duke Energy Common Stock as of the Record Date, the resulting number of Spectra Energy Performance Shares being rounded down to the nearest whole unit. For purposes of determining the extent to which Spectra Energy Performance Shares and adjusted Duke Energy Performance Shares shall become vested, (i) to the extent necessary Duke Energy shall recommend such actions to be taken such that, for any portion of the applicable performance period that occurs after the Distribution Date, measurement of total shareholder return shall be based upon two equity components, weighted 50% each, consisting respectively of Duke Energy Common Stock and Spectra Energy Common Stock, using the Post-Distribution Duke Energy Stock Price and the Post-Distribution Spectra Energy Stock Price, respectively, as the basis of measurement, and (ii) Duke Energy (or, as applicable, the Board of Directors of Duke Energy or a committee thereof) shall establish the performance metrics under any Duke Energy Performance Share and Spectra Energy Performance Share held by a Duke Energy Employee in respect of which the performance metrics are not yet established as of the Distribution Date, and (iii) Spectra Energy (or, as applicable, the Board of Directors of Spectra Energy or a committee thereof) shall establish the performance metrics under any Duke Energy Performance Share and Spectra Energy Performance Share held by a Spectra Energy Employee in respect of which the performance metrics are not yet established as of the Distribution Date.

(c) Prior to the Distribution Date, Duke Energy shall amend the applicable Duke Energy Stock Plans as necessary, effective as of the Distribution Date, to provide that for purposes of continued vesting of the adjusted Duke Energy Performance Shares, a Spectra Energy Employee’s continued service with the Spectra Energy Group following the Distribution Date shall be deemed continued service with Duke Energy. Spectra Energy shall issue each Spectra Energy Performance Share under the Spectra Energy Stock Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the Spectra Energy Performance Shares shall be substantially similar to the terms and conditions applicable to the corresponding Duke Energy Performance Share (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement with Duke Energy or its Affiliates, which terms shall remain in effect even after the expiration or termination of such employment agreement), including any Detrimental Conduct Provisions, and including a provision to the effect that, for purposes of the Spectra Energy Performance Shares, continued service with the Duke Energy Group from and after the Distribution Date shall be deemed to constitute service with Spectra Energy.

(d) Upon the vesting of the Spectra Energy Performance Shares, Spectra Energy shall be solely responsible for the settlement of all Spectra Energy Performance Shares (including any attributable dividend equivalents), regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Upon the vesting of the Duke Energy Performance Shares, Duke Energy shall be solely responsible for the settlement of all Duke Energy Performance Shares (including any attributable dividend equivalents), regardless of the holder thereof, and for ensuring the satisfaction of all applicable tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding taxes to the employing entity of such holder. Notwithstanding the foregoing provisions of this subsection (d), to the extent a Duke Energy Performance Share or Spectra Energy Performance Share is deferred under a deferral plan (including the Duke Energy SRP or Spectra Energy Nonqualified Plan), payment in respect of such Duke Energy Performance Share or Spectra Energy Performance Share shall be made pursuant to the terms of such deferral plan.

Section 7.5 Cooperation. Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of Duke Energy Options and Spectra Energy Options and the settlement of Duke Energy Restricted Shares, Duke Energy Phantom Stock Units, Duke Energy Performance Shares, Spectra Energy Restricted Shares, Spectra Energy Phantom Stock Units and Spectra Energy Performance Shares. Each of the Parties will work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.

Section 7.6 SEC Registration. The Parties mutually agree to use commercially reasonable efforts to maintain effective registration statements with the SEC with respect to the long-term incentive awards described in this Article VII, to the extent any such registration statement is required by applicable Law.

Section 7.7 Savings Clause. The Parties hereby acknowledge that the provisions of this Article VII are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

ARTICLE VIII

ADDITIONAL COMPENSATION MATTERS; SEVERANCE

Section 8.1 Annual Incentive Awards.

(a) Spectra Energy Assumption of Annual Incentive Liability. Effective as of the Distribution Date, Spectra Energy shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any annual incentive awards that any Spectra Energy Participant is eligible to receive with respect to calendar year 2006 and, effective as of the Effective Time, Duke Energy shall have no obligation with respect to any such annual incentive award.

(b) Duke Energy Assumption of Annual Incentive Liability. Effective as of the Distribution Date, Duke Energy shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations relating to any annual incentive awards that any Duke Energy Participant is eligible to receive with respect to calendar year 2006 and, effective as of the Distribution Date, Spectra Energy shall have no obligation with respect thereto.

(c) Establishment of Spectra Energy Annual Incentive Plan. Effective as of the Distribution Date, Spectra Energy shall have adopted an annual incentive plan which shall permit the issuance of annual incentive awards on terms and conditions substantially comparable to those under the Duke Energy Executive Short-Term Incentive Plan (provided that the payment amounts and individual performance criteria shall be established in the discretion of the Spectra Energy Board of Directors or the Compensation Committee thereof).

(d) Special 2006 Bonus Provision. Duke Energy and Spectra Energy shall cooperate in amending to the extent permitted the terms of annual incentive awards otherwise payable with respect to 2006 to certain Duke Energy Participants or Spectra Energy Participants to provide that such annual incentive award shall not be payable unless and until such Duke Energy Participant or Spectra Energy Participant completes a predetermined period of service.

Section 8.2 Individual Arrangements.

(a) Duke Energy Individual Arrangements. Duke Energy acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to any employment, consulting, non-competition, retention or other compensatory arrangement (including any EPS Units Agreement or Severance and Retention Compensation Agreement) previously provided by any member of the Duke Energy Group or Spectra Energy Group to any Duke Energy Participant, including life insurance policies not held in any trust and covering any Duke Energy Participant.

(b) Spectra Energy Individual Arrangements. Spectra Energy acknowledges and agrees that, except as otherwise provided herein, it shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to any employment, consulting, non-competition, retention or other compensatory arrangement (including any EPS Units Agreement or Severance and Retention Compensation Agreement) previously provided by any member of the Duke Energy Group or Spectra Energy Group to any Spectra Energy Participant, including life insurance policies not held in any trust and covering any Spectra Energy Participant.

Section 8.3 Severance Plans.

(a) Establishment of Spectra Energy Severance Plans. Effective as of the Distribution Date, Spectra Energy shall take all steps necessary to establish for Spectra Energy employees of its United States subsidiaries severance plans which, for the one-year period following the Distribution Date, provide severance benefits comparable to those provided under the Duke Energy Reorganization Severance Benefits Plan (PN: 564) (such Spectra Energy severance plans referred to herein collectively as the “Spectra Energy Severance Plans”).

(b) Assumption of Severance Liabilities. Effective as of the Effective Time, Spectra Energy shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any severance benefit to which a Spectra Energy Participant is entitled under a Duke Energy Severance Plan as of the Distribution Date. Likewise, Duke Energy shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any severance benefit to which a Duke Energy Participant is entitled under a Duke Energy Severance Plan as of the Distribution Date.

(c) Effect of the Separation on Severance. Duke Energy and Spectra Energy acknowledge and agree that the transactions contemplated by the Separation Agreement will not constitute a termination of employment of any Spectra Energy Participant for purposes of any policy, plan, program or agreement of Duke Energy or Spectra Energy or any member of the Duke Energy Group or Spectra Energy Group that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment.

Section 8.4 Workers’ Compensation Liabilities.

(a) Pre-Distribution Date Claims. Except as set forth below, all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Spectra Energy Employee or Former Spectra Energy Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before the Distribution Date shall be retained by Spectra Energy. Notwithstanding the foregoing, Spectra Energy shall not assume or retain any workers’ compensation Liability relating to, arising out of, or resulting from any claim by a Spectra Energy Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, while such Spectra Energy Employee was employed by any member of the Duke Energy Group (such a claim, a “Duke Energy Retained Claim”). All workers’ compensation Liabilities relating to, arising out of, or resulting from (i) any Duke Energy Retained Claim or (ii) any claim by a Duke Energy Employee or Former Duke Energy Employee that results from an accident, incident, or event occurring, or from an occupational disease which becomes manifest before the Distribution Date shall be retained by Duke Energy.

(b) Post-Distribution Date Claims. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Spectra Energy Employee or Former Spectra Energy Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by Spectra Energy. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Duke Energy Employee or Former Duke Energy Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by Duke Energy.

(c) General. For purposes of this Section 8.4, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or an occupation disease becomes manifest, as the case may be. Duke Energy and Spectra Energy shall cooperate in good faith with respect to the notification to appropriate governmental agencies of the Distribution and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

Section 8.5 Sections 162(m)/409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income Tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.

Section 8.6 Director Programs.

(a) Certain Director Plans. Effective as of the Distribution Date, Spectra Energy shall, or shall cause one of its Affiliates to, establish a plan with terms and conditions substantially comparable to the Duke Energy Directors Charitable Giving Program. Effective as of the Distribution Date, Spectra Energy hereby agrees to cause such plan to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations come due, of the Duke Energy Directors Charitable Giving Program with respect to all individuals who are members of the Spectra Energy Board of Directors as of the Effective Time or are a Former Spectra Energy Employee or director and, effective as of the Distribution Date, Duke Energy shall have no obligation in respect of any such individual under such Spectra Energy plan. Any Assets related to the Spectra Energy Participants in the Duke Energy Directors Charitable Giving Program shall be transferred by Duke Energy to Spectra Energy as soon as practicable following the Distribution Date.

(b) Certain Director Fees. Except as provided in subsection (a), above, Duke Energy shall retain responsibility for the payment of any fees payable in respect of service on the Duke Energy Board of Directors that are payable but not yet paid as of the Distribution Date, and Spectra Energy shall have no responsibility for any such payments (to an individual who is a member of the Spectra Energy Board of Directors as of the Effective Time or otherwise).

ARTICLE IX

SPECIAL CINERGY AND WESTCOAST PROVISIONS

Section 9.1. Cinergy Corp. Employees. Except as otherwise expressly provided in this Agreement, all Liabilities with respect to the employment, service, termination of employment or termination of service of all employees and former employees of Cinergy Corp. and its Subsidiaries, to the extent previously assumed by Duke Energy or its Affiliates or otherwise arising in connection with or as a result of employment with or the performance of services for Duke Energy or its Affiliates, shall be treated as Power Liabilities for purposes of the Separation Agreement, including those Liabilities set forth in Schedule J attached hereto.

Section 9.2 Westcoast Energy, Inc. Employees. Except as otherwise expressly provided in this Agreement, all Liabilities with respect to the employment, service, termination of employment or termination of service of all employees or former employees of Westcoast Energy Inc. or its Subsidiaries shall be treated as Gas Liabilities for purposes of the Separation Agreement, including those Liabilities set forth in Schedule K attached hereto.

ARTICLE X

INDEMNIFICATION

Section 10.1 General Indemnification. Any claim for indemnification under this Agreement shall be governed by, and be subject to, the provisions of Article VII of the Separation Agreement, which provisions are hereby incorporated by reference into this Agreement and any references to “Agreement” in such Article VII as incorporated herein shall be deemed to be references to this Agreement.

ARTICLE XI

GENERAL AND ADMINISTRATIVE

Section 11.1 Sharing Of Information. Duke Energy and Spectra Energy (acting directly or through their respective Affiliates) shall provide to the other and their respective agents and vendors all Information as the other may reasonably request to enable the requesting Party to administer efficiently and accurately each of its Benefit Plans and to determine the scope of, as well as fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such information available outside of its normal business hours and premises. Any information shared or exchanged pursuant to this Agreement shall be subject to the confidentiality requirements set forth in the Separation Agreement. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.

Section 11.2 Reasonable Efforts/Cooperation. Each of the Parties hereto will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement, including adopting plans or plan amendments. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL or any other filing, consent or approval with respect to or by a Governmental Entity

Section 11.3 Employer Rights. Nothing in this Agreement shall prohibit Spectra Energy or any Spectra Energy Affiliate from amending, modifying or terminating any Spectra Energy Benefit Plan at any time within its sole discretion. In addition, nothing in this Agreement shall prohibit Duke Energy or any Duke Energy Affiliate from amending, modifying or terminating any Duke Energy Benefit Plan at any time within its sole discretion.

Section 11.4 Effect on Employment. Except as expressly provided in this Agreement, the occurrence of the Distribution alone shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Duke Energy Benefit Plans. Furthermore, nothing in this Agreement is intended to confer upon any employee or former employee of Duke Energy, Spectra Energy or either of their respective Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.

Section 11.5 Consent Of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party and such consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

Section 11.6 Access To Employees. Following the Distribution Date, Duke Energy and Spectra Energy shall, or shall cause each of their respective Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between Duke Energy and Spectra Energy) to which any employee, director or Benefit Plan of the Duke Energy Group or Spectra Energy Group is a party and which relates to their respective Benefit Plans prior to the Distribution Date. The Party to whom an employee is made available in accordance with this Section 11.6 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.

Section 11.7 Beneficiary Designation/Release Of Information/Right To Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to Spectra Energy Participants under Duke Energy Benefit Plans shall be transferred to and be in full force and effect under the corresponding Spectra Energy Benefit Plans until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Spectra Energy Participant.

Section 11.8 Not A Change In Control. The Parties hereto acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” for purposes of any Duke Energy Benefit Plan or Spectra Energy Benefit Plan.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Effect If Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, then all actions and events that are, under this Agreement, to be taken or occur effective prior to, as of or following the Distribution Date, or otherwise in connection with the Separation, shall not be taken or occur except to the extent specifically agreed to in writing by Duke Energy and Spectra Energy and neither Party shall have any Liability or further obligation to the other Party under this Agreement.

Section 12.2 Relationship Of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

Section 12.3 Affiliates. Each of Duke Energy and Spectra Energy shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by each of their Affiliates, respectively.

Section 12.4 Notices. All notices, requests, claims, demands and other communications under this Agreement, as between the Parties, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next following Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.3):

To Duke Energy:

Duke Energy Corporation

526 South Church Street

Charlotte, North Carolina 28202

Attn: Chief Legal Officer

Facsimile: 704-382-8137

To Spectra Energy:

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

Attn: General Counsel

Facsimile: 713-627-5536

Section 12.5 Entire Agreement. This Agreement, the Separation Agreement, and each other Ancillary Agreement, including any annexes, schedules and exhibits hereto and thereto, as well as any other agreements and documents referred to herein and therein, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail.

Section 12.6 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 12.7 Amendments. Subject to the terms of Section 12.8 of this Agreement, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 12.8 Termination, Etc. This Agreement (including Article X hereof (Indemnification) hereof) may be terminated and abandoned at any time prior to the Distribution

Date by and in the sole discretion of Duke Energy without the approval of Spectra Energy or the stockholders of Duke Energy and it shall be deemed terminated if and when the Separation Agreement is terminated. In the event of such termination, no Party shall have any liability of any kind to any other Party or any other Person. After the Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by each of the Parties.

Section 12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws, and not the Laws governing conflicts of Laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law), of the State of New York.

Section 12.10 Dispute Resolution. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any Contract relating to the use or lease of real property if any third party is a necessary party to such controversy, dispute or claim) (collectively, “Agreement Dispute”), shall be governed by, and be subject to, the provisions of Article IX of the Separation Agreement, which provisions (and related defined terms) are hereby incorporated by reference into this Agreement and any references to “Agreement” in such Article IX as incorporated herein shall be deemed to be references to this Agreement; provided, however, any references to “Agreement” or “Agreement Disputes” in such Article IX as incorporated herein shall be deemed to be references to this Agreement and Agreement Disputes as defined in this Agreement. Notwithstanding the foregoing provisions of this Section 12.10, (i) disputes regarding the amount of the Final Retirement Plan Transfer Amount or True-Up Amount shall be determined exclusively pursuant to the dispute resolution procedures set out in Section 3.2 of this Agreement, (ii) no Dispute Notice relating to the characterization of an individual as a Duke Energy Employee, Spectra Energy Employee, Former Duke Energy Employee or Former Spectra Energy Employee may be provided under this Section 12.10 more than one hundred eighty (180) days after the Distribution, and (iii) no Dispute Notice may be provided under this Section 12.10 after the second anniversary of the Distribution Date.

Section 12.11 Consent to Jurisdiction. Subject to the provisions of Article IX of the Separation Agreement, each of the Parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York (the “New York Courts”), for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Article IX of the Separation Agreement or for provisional relief to prevent irreparable harm, and to the non-exclusive jurisdiction of the New York Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 12.4 of this Agreement shall be effective service of process for any action, suit or proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 12.11. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12.12 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 12.13 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 12.14 Assignment. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party without the prior written Consent of the other Party, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, that, a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets; and provided, further, that the surviving entity of such merger or the transferee of such Assets shall agree in writing, reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.

Section 12.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 12.16 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 12.17 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 12.18 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with Section 12.10 of this Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any New York Court, and (iii) enforcement of any such award of an arbitral tribunal or a New York Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.

Section 12.19 Waiver of Jury Trial. SUBJECT TO SECTIONS 12.10, 12.11 AND 12.18 OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.19.

Section 12.20 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other Party of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.

Section 12.21 Authorization. Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party, that this Agreement constitutes a legal, valid and binding obligation of each such Party and that the execution, delivery and performance of this Agreement by such Party does not contravene or conflict with any provision of law or of its charter or bylaws or any material agreement, instrument or order binding on such Party.

Section 12.22 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 12.23 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

DUKE ENERGY CORPORATION

By:	/s/ James E. Rogers
Name:	James E. Rogers
Title:	President and Chief Executive Officer

SPECTRA ENERGY CORP

By:	/s/ Fred J. Fowler
Name:	Fred J. Fowler
Title:	President and Chief Executive Officer

Schedules and exhibits omitted pursuant to Item 601 of Reg. S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.